EXHIBIT 1.1

3,000,000 Shares

Common Stock

($0.001 Par Value)

EQUITY UNDERWRITING AGREEMENT

[Date], 2004

Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Lazard Freres & Co. LLC
As Representatives of the
    Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

     IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 3,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 450,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Underwriters as follows:

          (a) A registration statement on Form S-1 (File No. 333-114451) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission and has become effective. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended at the time it became effective, including all exhibits, financial statements and schedules thereto, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, including all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, is herein referred to as the “Registration Statement.” “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement or the Prospectus shall be deemed to include any supplements or amendments, including post-effective amendments, thereto filed with the Commission after the date of filing of the Prospectus and any filings under Rules 424(b) or 430A, made prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company has no subsidiaries, whether wholly-owned or otherwise. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company.

          (c) The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, rights of first refusal or similar rights.

          (d) The information set forth under the caption “Capitalization” in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

          (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Act and the Rules and Regulations. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of material fact; and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (f) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

          (g) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

          (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

          (i) The Company has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount or which do not interfere with the use made of such property or assets by the Company. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

          (j) The Company has filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement.

          (l) The Company is not, or with the giving of notice or lapse of time or both, will not be, in violation of or in default under (i) its Charter or By-Laws or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound except, solely with respect to this clause (ii), which violation or default would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (ii) of the Charter or By-Laws of the Company or (iii) any law, order, rule or regulation judgement, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

          (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

          (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (o) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its businesses; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business as now operated by it or as proposed in the Prospectus to be conducted by it in all material respects; to the knowledge of the Company, the Company has not infringed any Intellectual Property of any other person or entity, which infringement is material to the business of the Company. The Company has taken reasonable steps to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the knowledge of the Company, after reasonable investigation, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the company has violated, infringe or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, which violation, infringement or conflict, if the subject of an unfavorable decision, could result in any material adverse effect upon the Company, except as disclosed in the Prospectus. The Company knows of no material infringement by others of Intellectual Property owned by or licensed to the Company.

          (p) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          (q) The Company is not and, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Properties, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, (as amended, the “1940 Act”) and the rules and regulations of the Commission thereunder.

          (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Chief Executive Officer and the Chief Financial Officer or Principal Financial Officer, as applicable, of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          (s) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses.

          (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (u) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement or disclosed in writing to the Underwriters in NASD questionnaires.

          (v) All of the descriptions in the Registration Statement and the Prospectus of the legal and governmental procedures and requirements of the United States Food and Drug Administration (the “FDA”) or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects. Since the dates as of which information is given in the Registration Statement and the Prospectus, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete summaries of such studies, tests and trials and do not omit any material facts necessary to make the statements therein not misleading; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

          (w) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act, which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities,; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information ; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

          (x) Except as described in the Prospectus, there are no off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities or other persons, that may reasonably be expected to have a current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

          (y) Since May 6, 2003 (i) all audit and non-audit services performed by Ernst & Young LLP have been preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act and (ii) Ernst & Young LLP has not engaged and as of the date hereof is not engaging in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

          (z) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD (the “NASD Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter since January 1, 2003. Neither the Board of Directors nor the audit committee has been informed of (1) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information ; or (2) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.

          (aa) Neither the Company, nor, to the Company’s knowledge, its directors, officers or employees nor any other person associated with or acting on behalf of the Company has directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

     2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[   ] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

     3. OFFERING BY THE UNDERWRITERS.

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. COVENANTS OF THE COMPANY.

          The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the

Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

          (e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (g) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of DBSI, other than (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date hereof and disclosed in the Prospectus, (ii) up to 50,000 shares of Common Stock of the Company in the aggregate, including options or warrants to purchase such shares, issued in connection with strategic alliances or similar agreements, and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date hereof.

          (i) The Company will use its best efforts to include the shares for quotation on the Nasdaq National Market.

          (j) The Company has caused each officer, director and holder listed in Schedule II hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Representatives and their counsel, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of DBSI (“Lockup Agreements”).

          (k) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

          (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

          (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     5. COSTS AND EXPENSES.

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters’ Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. It is understood, however, that except as provided in this Section 5 and Section 8, the Underwriters shall pay all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, the fees and disbursements of counsel to the Underwriters.

     6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morgan Lewis & Bockius LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified to transact business as a foreign corporation in the jurisdictions listed in Schedule I hereto.

               (ii) The Company has authorized and issued capital stock as set forth in the Registration Statement and the Prospectus and the outstanding shares of the Company’s capital stock have been duly authorized. The Shares conform to the description thereof contained in the Prospectus. The certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form under the DGCL. The statements set forth under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements purport to summarize certain provisions of the certificate of incorporation and by-laws of the Company, provide a fair and accurate summary of such provisions in all material respects. The Shares have been duly authorized by the Company, and, when issued and sold by the Company, and delivered by the Company to, and paid for by the Underwriters in accordance with the terms of the

Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any pre-emptive rights arising under the DGCL, the Company’s Certificate of Incorporation, the Company’s Bylaws or any agreement filed as an exhibit to the Registration Statement.

               (iii) To the knowledge of such counsel, except as described in the Prospectus, no person is entitled to require the Company to register shares of capital stock or other securities of the Company under the Securities Act in connection with the offering contemplated by the Registration Statement.

               (iv) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued by the Commission, nor, to the knowledge of such counsel, is a proceeding for that purpose pending before or contemplated by the Commission.

               (v) The Registration Statement and the Prospectus (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and information about internal controls over financial reporting, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

               (vi) The statements under the captions “Risk Factors—Anti-takeover provisions in our Charter documents and under Delaware law may make an acquisition of us more difficult,” “Benefit Plans—2004 Stock Incentive Plans,” “Description of Capital Stock, “Shares Eligible for Future Sale,” and “Part II—Indemnification of Directors and Officers” in the Registration Statement and the Prospectus, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown.

               (vii) To the knowledge of such counsel, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the Prospectus, which have not been so filed, summarized, or described as required.

               (viii) To the knowledge of such counsel, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is subject, or by which any of its respective properties are bound, before or by any federal or state governmental, administrative or regulatory commission, board, body, authority or agency that are required to be described in the Prospectus and that are not so described as required.

               (ix) The execution, delivery and performance of the Underwriting Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not result in any breach of, or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of or default under), or conflict with any provision of the certificate of incorporation or by-laws of the

Company, or any provision of any agreement or instrument filed as an exhibit to the Registration Statement.

               (x) This Agreement has been duly authorized, executed and delivered by the Company.

               (xi) No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, other than such as have previously been obtained, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act; provided, however, that such counsel need express no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the underwriters thereof, and (b) the approval by the National Association of Securities Dealers of the terms and conditions of the Underwriting Agreement.

               (xii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Morgan Lewis & Bockius LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Cooley Godward LLP, patent counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that

               (i) The statements in the Registration Statement under the captions “Risk Factors” and “Business, Intellectual Property,” (the “IP Portions”), in so far as such statements constitute matters of law or summaries of legal matters or proceedings relating to the

United States patents listed on a schedule to such opinion (the “Patents”) and the United States applications listed on a schedule to such opinion (the “Applications”) are complete and accurate in all material aspects and present fairly the information purported to be shown.

               (ii) Cooley Godward LLP knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company.

               (iii) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of the Patents and the Applications. To the knowledge of Cooley Godward LLP there are, no claims of third parties to any ownership interest with respect to any of the Patents or Applications. Cooley Godward LLP is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To the knowledge of Cooley Godward LLP, the Applications are being pursued by the Company. To the knowledge of Cooley Godward LLP, the Company owns as its sole property the Patents and pending Applications.

               (iv) To the knowledge of Cooley Godward LLP, the Company owns as its sole property the foreign patents listed on a schedule to such opinion (the “Foreign Patents”) and each of the applications listed on a schedule to such opinion (the “Foreign Applications”). Cooley Godward LLP knows of no claims of third parties to any ownership interest with respect to the Foreign Patents or Foreign Applications. Cooley Godward LLP is not aware of any material defect of form in the preparation or filing of the Foreign Applications on behalf of the Company. To the knowledge of Cooley Godward LLP, the Foreign Applications are being pursued by the Company.

               (v) Cooley Godward LLP knows of no reason why the Patents or Foreign Patents are not valid as issued. Cooley Godward LLP has no knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the IP Portions of the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the IP Portions of the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Cooley Godward LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification..

          (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

               (i) The statements in the Registration Statement and Prospectus under the headings: (A) “Risk Factors – If either of our two pivotal clinical trials of iseganan for the prevention of ventilator-associated pneumonia, or VAP, or any future clinical trials of iseganan for other indications are unsuccessful, we may have to cease operations”; (B) “Risk Factors – If we fail to complete any clinical trial, or fail to obtain U.S. Food and Drug Administration, or FDA, approval for any product candidate that we develop, acquire or license, we may never achieve profitability and we may have to cease operations”; (C) “Risk Factors – Difficulties and risks associated with conducting our clinical trials could cause delays in, or prevent us from, receiving approval or successfully commercializing our product, which would materially harm our business”; (D) “Risk Factors – If the contract research organizations assisting in our clinical trials fail to appropriately manage our clinical trials, the trials could be delayed or could fail, and our results of operations and financial condition would suffer”; (E) “Risk Factors – We will be dependent on third-party contract manufacturers for the future production of iseganan and for producing information required to register iseganan with the FDA if our trials are successful.”; (F) “Risk Factors – The Fast Track designation for development of iseganan may not actually lead to a faster development or regulatory review or approval process and our Special Protocol Assessment approved by the FDA is subject to change”; (G) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview”; (H) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Comparison of Years Ended December 31, 2003, 2002, and 2001 – Expenses – Research and Development”; (I) “Business – Overview”; (J) “Business – Iseganan for Ventilator Associated Pneumonia”; and (K) “Business – Government Regulation” insofar as such statements relate to FDA regulatory matters, and insofar as such statements purport to describe or summarize particular FDA requirements, including procedures under the Federal Food, Drug, and Cosmetic Act or the FDA regulations, are accurate and complete in all material respects and fairly present the information purported to be described, or summarized, are accurate and complete in all material respects and fairly present the information purported to be described, or summarized;

               (ii) nothing has come to the attention of such counsel that would give such counsel reason to believe that information contained in the Registration Statement or Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; and

               (iii) to the best knowledge of such counsel, there are no FDA enforcement actions or proceedings pending or threatened against the Company.

          (e) The Representatives shall have received from Heller Ehrman White & McAuliffe LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect:

               (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company; the Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement will be duly issued, fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Prospectus under the heading “Description of Capital Stock.”

               (ii) The Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act, except that such counsel need not express an opinion with respect to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in the Registration Statement or Prospectus.

               (iii) The Registration Statement is effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement Heller Ehrman White & McAuliffe LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (f) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option

Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief or Principal Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

               (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

               (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

          (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (i) The Lockup Agreements described in Section 4(j) are in full force and effect.

          (j) The Shares shall have been approved for quotation on the Nasdaq National Market.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Heller Ehrman White & McAuliffe LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

          The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. INDEMNIFICATION.

          (a) The Company agrees:

     (1) To indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

     (2) To reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the

Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to: IntraBiotics Pharmaceuticals, Inc., 2483 East Bayshore Road, Palo Alto, CA 94303, Attention: Chief Executive Officer, with a copy to Morgan Lewis & Bockius LLP, One Market, Spear Street Tower, 28th Floor, Attention: John Larson.

     11. TERMINATION.

          (a) This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b) as provided in Sections 6 and 9 of this Agreement.

     12. SUCCESSORS.

          This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. INFORMATION PROVIDED BY UNDERWRITERS.

          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, ninth through nineteenth paragraphs under the caption “Underwriting” in the Prospectus.

     14. MISCELLANEOUS.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Name:

Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:

Authorized Officer
By:

Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Lazard Freres & Co. LLC

Total

SCHEDULE II

LOCKED-UP SIGNIFICANT STOCKHOLDERS

Investors

Baker Brothers Investments, L.P.
Baker Brothers Investments II, L.P.
Baker/Tisch Investments, L.P.*
Baker Biotech Fund I, L.P.
Baker Biotech Fund II, L.P.
Baker Biotech Fund II (Z), L.P.
Tang Capital Partners, L.P./Tang Capital Management LLC
Kevin C. Tang (as Custodian)
Perry Partners International, Inc.
Perry Partners, L.P.
Mildred Mario
Ernest Mario 1997 Annuity Trust
Mildred Mario 1997 Annuity Trust
Mario 2002 Children’s Trust
Mario 2002 Grandchildren’s Trust